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                                                                    Exhibit 21.1

                      SUBSIDIARIES OF INDYMAC BANCORP, INC.

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
                                                 STATE OF INCORPORATION
SUBSIDIARY                                       OR ORGANIZATION                     OWNERSHIP
IndyMac Capital Trust I                          Delaware                            Direct
IndyMac Escrow Company, Inc.                     Delaware                            Direct
IndyMac Intermediate Holdings, Inc.              Delaware                            Direct
IndyMac Bank, F.S.B. (dba: LoanWorks)            Federally Chartered Savings         Indirect
                                                  Bank
IndyMac Holdings Trust (fka NIM Trust
  2000-B)                                        Delaware                            Indirect
IndyMac Resources, Inc.                          Delaware                            Indirect
IndyMac Financial Services
  (fka First Covina Service Company)             California                          Indirect
IndyMac Agency, Inc.                             Delaware                            Indirect
IndyMac ABS, Inc.                                Delaware                            Indirect
IndyMac MBS, Inc.                                Delaware                            Indirect
IndyMac Mortgage Obligations, Inc.               Delaware                            Indirect
IndyMac Mortgage Obligations II, Inc.            Delaware                            Indirect
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